OTTER TAIL CORPORATION
NONQUALIFIED RETIREMENT PLAN
2021 RESTATEMENT

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OTTER TAIL CORPORATION
NONQUALIFIED RETIREMENT PLAN
2021 RESTATEMENT
Effective January 1, 2005, the Otter Tail Corporation Revised Nonqualified Retirement Plan (as amended from time to time, the “Plan”) became effective. Effective January 1, 2011, the Plan was amended and restated by the “Otter Tail Corporation Nonqualified Retirement Plan 2011 Restatement.” This document restates the Plan as the “Otter Tail Corporation Nonqualified Retirement Plan 2021 Restatement,” generally effective January 1, 2021. This restatement does not eliminate or reduce the account balance of any Participant or Beneficiary eligible for benefits as of the date of that this restatement is signed. The Plan continues to be a nonqualified deferred compensation plan for the benefit of certain executive employees of Otter Tail Corporation and its subsidiaries. The Plan is intended to comply with Section 409A of the Code. It continues to apply to amounts previously deferred under the Otter Tail Corporation Nonqualified Retirement Plan effective January 1, 2003, that were not earned and vested as of December 31, 2004, as well as to amounts deferred under the Otter Tail Revised Nonqualified Retirement Plan effective January 1, 2005. The Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, as described in Sections 201(2), 301(a)(3) and 401(a)(1) of Title I of ERISA.
ARTICLE 1.    DEFINITIONS, GENDER, AND NUMBER.
Section 1.1.    Definitions. Whenever used in the Plan, the following words and phrases shall have the meanings set forth below unless the context plainly requires a different meaning, and when a defined meaning is intended, the term is capitalized.

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1.1.1.    “Account” means the bookkeeping account used to measure and determine the amount of deferred compensation to be paid to a Participant or Beneficiary under the Plan, consisting of one or more of the Company Account, the Retirement Account, or a Scheduled Withdrawal Account. Accounts that had been opened under the Otter Tail Corporation Nonqualified Retirement Plan with respect to amounts not earned and vested as of December 31, 2004 became Accounts of the same kind (Company Account, Retirement Account or Scheduled Withdrawal Account) under this Plan and elections made with respect to such Accounts shall continue in effect as elections made under this Plan unless and until changed as permitted under this Plan.
1.1.2.    “Affiliates” means any entity that employs employees and in which the Company has a controlling interest. In addition, “Affiliates” includes any entity affiliated with the Company that the Company determines is an Affiliate under this Plan for legitimate business reasons consistent with the provisions of Section 409A of the Code. With respect to the definition of “employer” under Section 409A of the Code, the language “at least 50%” shall be used each place where it appears in Section 1563(a)(1), (2), and (3) of the Code to determine a controlled group of corporations under Section 414(b) of the Code and in applying Regulation Section 1.414(c)-2 to determine whether trades or businesses are under common control. Affiliates as of the date that this restated Plan is adopted are listed on Appendix A to the Plan.
1.1.3.    “Base Salary” of a Participant for any Plan Year means the total annual salary and wages paid by the Company or an Affiliate to such individual for such Plan Year, including any amount which would be included in the definition of Base Salary but for the individual's election to defer some of the individual’s compensation pursuant to

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this Plan or any other deferred compensation plan established by the Company or an Affiliate; but excluding any other remuneration paid by the Company or an Affiliate, such as bonuses, commissions, overtime, Incentive Compensation, equity-based compensation, including, but not limited to stock options, restricted stock or stock-based units, distributions of compensation previously deferred, allowances for expenses (including moving expenses, travel expenses, and automobile allowances), and fringe benefits, whether payable in cash or in a form other than cash. In the case of an individual who is a participant in a plan sponsored by the Company or an Affiliate which is described in Section 401(k), 125 or 132(f) of the Code, the term Base Salary shall include any amount which would be included in the definition of Base Salary but for the individual's election to reduce the individual’s compensation and have the amount of the reduction contributed to or used to purchase benefits under such plan.
1.1.4.    “Beneficiary” or “Beneficiaries” means the persons or trusts designated by a Participant in writing pursuant to Section 5.4.1 of the Plan as being entitled to receive any benefit payable under the Plan by reason of the death of a Participant, or, in the absence of such designation, the persons specified in Section 5.4.2 of the Plan.
1.1.5.    “Board” means the Board of Directors of the Company as constituted at the relevant time.
1.1.6.    “Cause” means the occurrence of one of the following: (a) a Participant’s violation in any material respect of any agreement or representation set forth in any employment or other agreement, if any, between the Company or an Affiliate and the Participant; (b) the occurrence of an event that would constitute “cause” (or any similar concept) under any employment or other agreement, plan, or program that governs the

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Participant or by which the Participant is bound; (c) a Participant’s willful violation of any material rule or policy of the Company or an Affiliate or any theft or defalcation of property committed against the Company or an Affiliate; (d) any continual willful or material failure by a Participant to comply with a reasonable and lawful direction of the Board or any duly authorized committee of the Board or the chief executive officer of the Company or an Affiliate, or the willful misconduct by Participant in the responsibilities reasonably assigned to the Participant; (e) conviction of or plea of nolo contendere by a Participant to a felony or other actions or omissions that reflect moral turpitude or threaten to materially and adversely reflect on the Company or an Affiliate in the conduct of its business; or (f) violation of the confidentiality provisions of Section 5.6 or the noncompetition provisions of Section 5.7.
1.1.7.    “Change in Control” of the Company means:
(a)    Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes within a 12 month period ending on the date of the most recent acquisition the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities; or
(b)    Within a 12 month period the Continuing Directors cease to constitute a majority of the Company’s Board of Directors; provided that such change is the direct or indirect result of a proxy fight and contested election or elections for positions on the Board of Directors.

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(c)    With respect to a Plan Participant, a Change in Control event must relate to: (i) the corporation for which the Participant is performing services at the time of the Change in Control event; (ii) the corporation that is liable for the payment of the deferred compensation (or all corporations liable for the payment if more than one corporation is liable); or (iii) a corporation that is a majority shareholder of a corporation identified in part (i) or part (ii) above, or any corporation in a chain of corporations in which each corporation is a majority shareholder of another corporation in the chain, ending in a corporation identified in part (i) or part (ii) above. For purposes of this provision, a majority shareholder is a shareholder owning more than 50% of the total fair market value and total voting power of such corporation. Also, for purposes of this provision, Section 318(a) of the Code applies to determine stock ownership.
(d)    The provisions of this Section 1.1.7 regarding the definition of the term “Change in Control,” shall be determined and administered in accordance with Section 409A of the Code so that no Change in Control shall be considered to have occurred unless and until it is also a change in control under Section 409A of the Code. Provided, however, that a Change in Control must relate to the Company and not to Affiliates, and a Sale is not a Change in Control of the Company under the Plan.
1.1.8.    “Code” means the Internal Revenue Code of 1986, as amended from time to time and any successor statute. References to a Code section shall be deemed to be to that section or to any successor to that section and to the guidance issued under that section.

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1.1.9.    “Committee” means the Benefits Administration Committee of Otter Tail Corporation.
1.1.10.    “Company” means Otter Tail Corporation, a Minnesota corporation. Prior to July 1, 2009, “Company” meant Otter Tail Corporation, a Minnesota corporation doing business as Otter Tail Power Company. Effective July 1, 2009, that Otter Tail Corporation became a wholly owned subsidiary of a new holding company in a reverse triangular merger pursuant to which the new holding company took the name “Otter Tail Corporation,” which is now the “Company” under the Plan, and the subsidiary took the name “Otter Tail Power Company.”
1.1.11.    “Company Account” means a bookkeeping account established for a Participant for Company Contributions made to the Plan under Section 4.2.
1.1.12.    “Company Contribution” means the contribution of the Company to a Participant’s Company Account under Section 4.2.
1.1.13.    “Compensation” with respect to a Participant for any period means the sum of such Participant's Base Salary paid and Incentive Compensation accrued with respect to such period.
1.1.14.    “Confidential Information” means unique, confidential and proprietary systems, records, customer lists, product information and other information of the Participant’s Employer that derives value from not being generally known to the public and with respect to which the Employer takes reasonable steps to keep confidential.
1.1.15.    “Continuing Director” means any person who is a member of the Board of Directors of the Company, while such person is a member of the Board of Directors, and who (a) was a member of the Board of Directors on the Effective Date or (b)

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subsequently becomes a member of the Board of Directors, if such person’s nomination for election or initial election to the Board of Directors is recommended or approved by a majority of the Continuing Directors.
1.1.16.    “Crediting Rate” with respect to any Plan Year means the rate or rates established by the Company in its sole discretion to determine earnings and losses with respect to an Account. The Company may select any investment index (i.e., mutual funds, annuities, bank collective funds or an insurance company dividend rate) as a Crediting Rate to be applied to amounts credited to a Participant’s Accounts as set forth in Section 4.6. The Company may change such indices at any time or from time to time and can restrict or limit at any time and from time to time the Account(s) eligible for any Crediting Rate. The Company has the discretion to determine the exact manner in which any Crediting Rate shall be calculated and applied to an Account. The Company also has the discretion to determine the Crediting Rate to apply as a default Crediting Rate to any Account for which a Participant fails or refuses to select a Crediting Rate. The Company shall not be liable to any person or entity, including the Participant, for losses or reduced gains associated with or relating to the selection or application of a particular Crediting Rate, whether as a default rate or otherwise.
1.1.17.    “Deferral Account” means one or more of the Retirement Account or a Scheduled Withdrawal Account, according to the context.
1.1.18.    “Disabled” or “Disability” means, with respect to a Participant, that the Participant (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; (b) by

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reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, is receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company; or (c) has been determined to be totally disabled by the Social Security Administration. Disability under subsections (a) and (b) shall be determined by a physician selected by the Company. A Participant shall cooperate with the Company, including making the Participant reasonably available for examination by physicians at the Company’s request and at the Company’s expense to determine whether or not the Participant is Disabled.
1.1.19.    “Early Retirement” means a Participant’s termination of employment with the Company and Affiliates before the Participant’s Retirement and before there has occurred a Sale or Change in Control, but only if before the Participant’s termination of employment or within 30 days thereafter, the Committee determines in its sole discretion to consider the termination an Early Retirement. The sole effect of a determination that the termination is an Early Retirement is that the Participant shall become vested in the Company Account. Provided, however, that a Participant will not be considered to have attained “Early Retirement” if the Participant is or could have been terminated from employment for Cause. Provided further, that a Participant shall not be considered to have terminated employment with the Company and Affiliates unless and until the Participant terminates employment with the Company and Affiliates and with any entity that is the parent company of the Company or an entity that is affiliated with the Company or the Affiliates or the parent company of the Company, and a transfer of employment between or among such entities shall not be considered a termination of

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employment under this Plan. In determining whether an entity is affiliated with the Company, the Company shall include all members of a controlled group of corporations and all trades or businesses under common control. The language “at least eighty percent” used in applying the concepts of Section 1563 of the Internal Revenue Code and Section 414(b) and (c) of the Internal Revenue Code shall be replaced by “at least fifty percent.” Any termination of employment under this Plan must also constitute a separation from service under the provisions of Section 409A of the Code.
1.1.20.    “Effective Date” means January 1, 2005, the date on which this Plan becomes effective. The effective date of this restatement of the Plan is January 1, 2021.
1.1.21.    “Eligible Executive” means any employee of the Company or an Affiliate who is designated by the Committee, in its sole discretion, as an Eligible Executive. An employee shall cease to be an Eligible Executive if the Committee, in its sole discretion, determines not to designate the employee as an Eligible Executive for the year; or if such Committee, in its sole discretion, determines at any time that the employee should no longer participate in the Plan. The Committee shall notify any employee who has been an Eligible Executive and who is no longer an Eligible Executive.
1.1.22.    “Eligible Pay” with respect to a Participant for any Plan Year, means the taxable income reported on the Participant’s Form W-2 for the Plan Year, reduced by income attributable to taxable fringe benefits, including, but not limited to automobile allowances, excess life insurance coverage, moving expenses, travel expenses, amounts realized on the sale or disposition of qualified or nonqualified stock options or stock purchases, or amounts realized on the inclusion in income of property under Section 83 of the Code. Eligible Pay shall include any amount which would be included in the

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definition of Eligible Pay but for the individual's election to defer some of the individual’s compensation pursuant to this Plan or any other deferred compensation plan established by the Company or an Affiliate; and shall exclude distributions of compensation previously deferred. In the case of an individual who is a participant in a plan sponsored by the Company or an Affiliate which is described in Section 401(k), 125, 132(f) of the Code, the term Eligible Pay shall include any amount which would be included in the definition of Eligible Pay but for the individual's election to reduce the individual’s compensation and have the amount of the reduction contributed to or used to purchase benefits under such plan. Eligible Pay for any Participant for a Plan Year may be limited to such amount as the Committee shall determine.
1.1.23.    “Employer” means with respect to a Participant the Company or Affiliate that employs that Participant.
1.1.24.    “Enrollment Period” means the period during each Plan Year designated by the Committee during which new Accounts may be opened and deferral elections may be changed for Compensation payable with respect to the immediately succeeding Plan Year. The Enrollment Period for a Plan Year with respect to Base Salary and Incentive Compensation shall end no later than December 31 preceding the first day of the Plan Year for which the election is to be effective and any deferral election shall become irrevocable as of such December 31 (or such earlier date as established by the Committee). Provided, however, that for the initial year that an Employee is selected as an Eligible Executive, the Enrollment Period shall be such period of time following selection as the Committee shall determine consistent with the requirements of Section 409A of the Code and Section 4.1.

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1.1.25.    “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute. References to an ERISA section shall be deemed to be to that section or to any successor to that section and to the guidance issued under that section.
1.1.26.    “Incentive Compensation” of a Participant for any Plan Year means the total remuneration paid to such Participant under the various incentive compensation programs maintained by the Company or an Affiliate with respect to that Plan Year, including any amount which would be included in the definition of Incentive Compensation but for the Participant's election to defer some or all of the Participant’s Incentive Compensation pursuant to this Plan or some other deferred compensation plan established by the Company or an Affiliate; but excluding any other remuneration paid by the Company or an Affiliate, such as Base Salary, overtime, net commissions, equity-based compensation including, but not limited to, stock options, restricted stock or stock-based units, distributions of compensation previously deferred, allowances for expenses (including moving expenses, travel expenses, and automobile allowances), and fringe benefits whether payable in cash or in a form other than cash. In the case of an individual who is a participant in a plan sponsored by the Company or an Affiliate which is described in Section 401(k), 125, or 132(f) of the Code, the term Incentive Compensation shall include any amount which would be included in the definition of Incentive Compensation but for the individual's election to reduce the individual’s compensation and have the amount of the reduction contributed to or used to purchase benefits under such plan.

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1.1.27.    “Maximum Annual Deferral” with respect to a Participant for a Plan Year means the sum of (a) 50% of the Participant's Base Salary paid for such Plan Year; and (b) 100% of the Participant's Incentive Compensation accrued for such Plan Year.
1.1.28.    “Participant” means an Eligible Executive who has satisfied the requirements of Article 3.
1.1.29.    “Plan” means the “Otter Tail Corporation Nonqualified Retirement Plan 2021 Restatement” (formerly known as the Otter Tail Corporation Revised Nonqualified Retirement Plan effective January 1, 2005 and the Otter Tail Corporation Nonqualified Retirement Plan 2011 Restatement), as set forth herein and as amended or restated from time to time.
1.1.30.    “Plan Year” means January 1 through December 31.
1.1.31.    “Retirement” means a Participant’s termination of employment with the Company and Affiliates at any age as a result of death or Disability; or a Participant’s termination of employment with the Company and Affiliates on or after age 58. Provided, however, that a Participant will not be considered to have attained “Retirement” if the Participant is or could have been terminated from employment for Cause. Provided further, that a Participant shall not be considered to have terminated employment with the Company and Affiliates unless and until the Participant terminates employment with the Company and Affiliates and with any entity that is the parent company of the Company or an entity that is affiliated with the Company or the Affiliates or the parent company of the Company, and a transfer of employment between or among such entities shall not be considered a termination of employment under this Plan. In determining whether an entity is affiliated with the Company, the Company shall include all members of a

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controlled group of corporations and all trades or businesses under common control. The language “at least eighty percent” used in applying the concepts of Section 1563 of the Internal Revenue Code and Section 414(b) and (c) of the Internal Revenue Code shall be replaced by “at least fifty percent.” Any termination of employment under this Plan must also constitute a separation from service under the provisions of Section 409A of the Code.
1.1.32.    “Retirement Account” means a bookkeeping account that a Participant may have established for deferral of Compensation made to the Plan under Section 4.1.3.
1.1.33.    “Sale” means the occurrence of an event pursuant to which the Participant’s Employer is sold or transferred to an entity that is not the Company or an Affiliate; however, no Sale shall be considered to have occurred unless and until it is also a change in control under Section 409A of the Code.
1.1.34.    “Scheduled Withdrawal Account” means a bookkeeping account that a Participant may have established for deferral of Compensation made to the Plan under Section 4.1.3. When a Participant opens a Scheduled Withdrawal Account, the Participant shall establish the Specified Year in which benefits are to commence pursuant to Section 5.1.2. Effective with respect to deferrals of Compensation during the Plan Year beginning January 1, 2011, a Participant may have open no more than two Scheduled Withdrawal Accounts with positive balances at any time.
1.1.35.    “Specified Year” means the year in which the Participant wishes to receive distributions from a Scheduled Withdrawal Account, as specified at the time that the Participant opens the Account.

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1.1.36.    “Trust” means the Trust under the Otter Tail Corporation Revised Nonqualified Retirement Plan (or the Otter Tail Corporation Nonqualified Retirement Account 2021 Restatement, if the Trust name is so amended), as amended from time to time.
Section 1.2.    Gender and Number. Except as otherwise indicated by context, masculine terminology used herein also includes the feminine and neuter, and terms used in the singular may also include the plural.
ARTICLE 2.    DEFERRED COMPENSATION ACCOUNTS.
Section 2.1.    Establishment of Accounts. The Company shall establish one or more (but no more than four) Accounts for each Participant which shall be utilized solely as a device to measure and determine the amount of deferred compensation to be paid under the Plan to the Participant or the Participant’s Beneficiaries.
Section 2.2.    Property of Company. Any amounts so set aside for benefits payable under the Plan are the property of the Company, except, and to the extent, provided in the Trust.
ARTICLE 3.    PARTICIPATION.
Section 3.1.    Who May Participate. Participation in the Plan is limited to those Eligible Executives selected by the Committee for participation in the Plan. Unless specifically excluded by the Committee, Eligible Executives participating in the Otter Tail Corporation Nonqualified Retirement Plan as of December 31, 2004, shall participate in the Plan, and Eligible Executives participating in the Otter Tail Corporation Revised Nonqualified Retirement Plan effective January 1, 2005, shall continue to participate in the Plan.
Section 3.2.    Time and Conditions of Participation. An Eligible Executive shall become a Participant only upon the Eligible Executive’s compliance with such terms and conditions as

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the Committee may from time to time establish for the implementation of the Plan, including but not limited to, any condition the Committee may deem necessary or appropriate for the Company to meet its obligations under the Plan. The Company may, in its sole discretion, purchase insurance on the lives of each Participant. The Committee may, in its sole discretion, reject for participation in the Plan Eligible Executives who fail or refuse to cooperate with the Company in obtaining insurance on their lives.
Section 3.3.    Termination of Participation. Once an individual has become a Participant in the Plan, participation shall continue until the first to occur of (a) payment in full of all benefits to which the Participant or the Participant’s Beneficiary is entitled under the Plan, or (b) the occurrence of the event specified in Section 3.4 which results in loss of benefits. Except as otherwise specified in the Plan, the Company may not terminate an individual's participation in the Plan; provided, however, that if the Committee, in its discretion, determines that it is likely that a Participant would not be considered to be a member of a select group of management or highly compensated employees, within the meaning of Sections 201(2), 301(a)(3) and 401(a)(l) of ERISA, for any period, the Committee may require that no contributions be made to the Plan by or on behalf of such Participant during such period, at the time and to the extent consistent with Section 409A of the Code.
Section 3.4.    Missing Persons. If the Company is unable to locate the Participant or the Participant’s Beneficiary for purposes of making a distribution, the amount of a Participant's benefits under the Plan that would otherwise be considered as nonforfeitable shall be forfeited on the first to occur of the following dates: (a) effective one year after the Participant’s termination from employment; (b) effective on the date of termination of the Plan; or (c) effective at such

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time as is required under Section 409A of the Code. If a person is located after the date of such forfeiture, the benefits for such Participant or Beneficiary shall not be reinstated under the Plan.
Section 3.5.    Relationship to Other Plans. Participation in the Plan shall not preclude participation of the Participant in any other fringe benefit program or plan sponsored by the Company for which such Participant would otherwise be eligible.
ARTICLE 4.    ENTRIES TO THE ACCOUNT.
Section 4.1.    Deferrals.
4.1.1.    Deferral Elections. Each Participant wishing to defer Compensation under the Plan shall enter into a deferral election, which shall specify the amount of Compensation the Participant wishes to have deducted from the Participant’s pay and contributed to the Plan. Deferral elections with respect to Base Salary must specify the percentage (stated as an integer) of the Compensation that the Participant wishes to have deducted from Base Salary. Deferral elections with respect to Incentive Compensation must specify either the percentage (stated as an integer) or the dollar amount, or a combination of percentage and dollar amount, as determined by the Committee in its discretion, of the Compensation that the Participant wishes to have deducted from Incentive Compensation.
4.1.2.    Timing of Elections. To the extent permissible under Section 409A of the Code, Eligible Executives who first become eligible to participate in the Plan may make a deferral election with respect to Base Salary and Incentive Compensation within 30 days after the date the Eligible Executive becomes eligible to participate in the Plan. Such election shall apply with respect to Base Salary to be paid after the date of the election. However, with respect to Incentive Compensation, the deferral election shall apply to the

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total amount of the Incentive Compensation accrued for the Plan Year in which the initial election is made multiplied by a fraction, the numerator of which is the number of days remaining in the performance period after the election and the denominator of which is the total number of days in the performance period. The election shall become irrevocable as of the date that it is made. Eligible Executives after their first year of selection must make a deferral election with respect to Base Salary and Incentive Compensation during the Enrollment Period preceding the beginning of a Plan Year. The Participant’s deferral election shall remain in effect unless and until terminated or changed by the Participant in accordance with the terms of the Plan and consistent with Section 409A of the Code.
4.1.3.    Allocation Between Accounts. At the time a Participant makes the Participant’s initial deferral election, the Participant shall specify the Deferral Account(s) the Participant wishes to open in the Plan. A Participant with a deferral election shall always have at least one Deferral Account in the Plan and may, at the Participant’s election, have up to three Deferral Accounts, specifically, a Retirement Account and two Scheduled Withdrawal Accounts. A Participant may open a new Deferral Account (up to a total of three Deferral Accounts) during an Enrollment Period. A Participant shall specify in the Participant’s deferral election the proportions in which the Participant’s deferrals are to be allocated between the Participant’s Retirement Account and the Participant’s Scheduled Withdrawal Account(s). Provided, however, that no deferrals may be contributed to a Participant’s Scheduled Withdrawal Account in the calendar year in which a distribution is to be made from said Account.

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4.1.4.    Limitation on Deferral Elections. A Participant may make a deferral election for any Plan Year provided that: (a) in no event may the amount deferred by a Participant for a Plan Year under the Participant’s Deferral Account(s) exceed the Maximum Annual Deferral; and (b) the Participant's remaining Compensation, after all deferrals, is sufficient to enable the Employer to withhold from the Participant's Compensation (i) any amounts necessary to satisfy withholding requirements under applicable tax law; (ii) the amount of any contributions which the Participant may be required to make or may have elected to make under the various benefit plans of the Company or an Affiliate; and (iii) any other payroll deduction from Compensation required by law or authorized by the Participant.
Section 4.2.    Company Contributions. For each Plan Year that commences on or after the Effective Date, the Company and/or any Affiliate may, but is not required to credit a contribution to the Plan on behalf of any Participant who was an Eligible Employee during the Plan Year. The amount of the contribution credited shall be the amount determined by the Company or Affiliate in its sole discretion. Such amount is not required to be uniform among the Eligible Employees, and the Company or Affiliate is permitted to credit Company Contributions for some Eligible Employees and not for other Eligible Employees. Such Company Contributions can be expressed as a fixed dollar amount; a percentage of Compensation, Base Salary, Incentive Compensation or Eligible Pay; or as a matching contribution based on the Deferrals made by the Eligible Employee. A Company Contribution on behalf of a Participant pursuant to this Section 4.2 shall be allocated to the Company Account of the Participant on whose behalf the contribution is made. Provided, however, that at the discretion of the

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Committee exercised at the time the Contribution is credited, the contribution may be allocated to the Participant’s Retirement Account.
Section 4.3.    Disability. If a Participant becomes Disabled, deferrals and Company Contributions, if any, shall continue to be allocated as described in Sections 4.1 and 4.2 during the period in which the Participant is entitled to receive Compensation or Eligible Pay from the Company or an Affiliate, other than compensation under a long term disability plan. If a Participant continues to be Disabled after such period, deferrals and other Plan contributions will cease.
Section 4.4.    Change in Eligibility Status. If a Participant in the Plan ceases to be an Eligible Executive for a Plan Year, the Participant’s deferrals to the Plan shall cease. No further Company Contributions under Section 4.2 shall be made to the Plan unless and until the employee again becomes an Eligible Executive. The Participant’s Account shall continue to be credited with earnings and losses under Section 4.6 and shall be paid in accordance with Article 5.
Section 4.5.    Allocation to Accounts. During each Plan Year, the Company shall post to the appropriate Deferral Account(s) of each Participant the amount of Base Salary and Incentive Compensation to be deferred under such Deferral Account(s) as designated by the Participant in the Participant’s deferral election in effect for that Plan Year. Such allocation shall occur as of the dates that the Base Salary and Incentive Compensation would have been paid to the Participant. The Company shall also post to the Company Account amounts to be allocated to the Participant pursuant to Sections 4.2 and 4.3.

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Section 4.6.    Earnings Crediting.
4.6.1.    Earnings Credits for Company Account. During each Plan Year a Participant's Company Account will be credited with interest at the Crediting Rate in effect for the Company Account for the Plan Year.
4.6.2.    Earnings Credits for Deferral Accounts. Each Participant may request that a Scheduled Withdrawal Account or the Retirement Account be allocated to one or more investment indices selected by the Committee and credited or debited, as the case may be, with such earnings or losses as the Account would have been credited or debited had it been actually invested in such investment indices. The initial allocation request may be made at the time of opening of an Account. Once made, an investment allocation request shall remain in effect for all subsequent contributions until changed by the Participant. The Participant may change the investment allocation election by submitting a written request to the Committee. Participants may change elections no more than once in any calendar quarter. Such changes shall become effective as of the first day of the next quarter that is administratively feasible after the Committee receives such written request. Provided, however, that during the Plan Year in which a final distribution of a Participant’s Deferral Account is expected to occur, the Committee may apply to that Deferral Account the Crediting Rate applicable to Company Accounts for that Plan Year. Allocation requests shall be subject to such other requirements as established by the Committee.
4.6.3.    Period of Crediting Rates. Crediting Rates shall continue to be credited or debited until the first to occur of (a) the Participant’s termination of employment that is

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not a Retirement under the Plan or (b) payment of all amounts owed to the Participant under all Account(s).
4.6.4.    No Guarantee of Account Value. The Participant agrees on behalf of the Participant and any Beneficiary to assume all risk in connection with any decrease in value of the Deferral Accounts resulting from the Participant’s request and selection of any particular investment index under the Plan or from the application of any default Crediting Rate in accordance with the terms of the Plan.
4.6.5.    No Actual Investment. The Company is under no obligation to make investments or change investments in a manner consistent with the investment indices available under the Plan. The elections made by the Participant are for purposes of determining earnings and losses to be credited to the Accounts and not for the purpose of determining any actual investment of the assets of the Company or the Trust, if any.
4.6.6.    Participant Statements. At least annually, the Company shall provide each Participant with a statement of the Participant’s Account(s).
ARTICLE 5.    DISTRIBUTION OF BENEFITS.
Section 5.1.     Election of Benefit Commencement.
5.1.1.    Distribution on Change in Control. During a Participant’s first Enrollment Period under this Plan, the Participant may elect to commence distribution of all Accounts upon a Change in Control, if such a Change in Control should occur before the Account would otherwise be payable under this Plan. If such election is not made at such time, then no acceleration of any Account shall occur upon a Change in Control under the Plan. If such an election is made and if distribution of an Account has commenced in installments before a Change in Control, the balance of the Account shall be paid in a

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lump sum within 90 days of the date of the Change in Control. Provided, however, that except as otherwise provided in Section 5.5.2, a Participant who was first eligible under the Otter Tail Corporation Nonqualified Retirement Plan or the Varistar Corporation Incentive and Deferral Plan may not make an election under this Section 5.1.1, but the election made by such Participant under the Otter Tail Corporation Nonqualified Retirement Plan or the Varistar Corporation Incentive and Deferral Plan, as the case may be, with respect to a distribution of all Accounts upon a Change in Control shall be considered an election under this Plan.
5.1.2.    Scheduled Withdrawal Account. At the time a Participant opens a Scheduled Withdrawal Account under the Plan, the Participant shall establish the Specified Year for that Account. The Specified Year must be a year that is at least two years following the beginning of the Plan Year in which deferrals to the Scheduled Withdrawal Account commence.
Section 5.2.    Benefit Commencement.
5.2.1.    Scheduled Withdrawal Account. Distribution of a Scheduled Withdrawal Account will be made in a lump sum during March of the Specified Year unless any of the following occurs before January 1 of the Specified Year: (a) the Participant terminates employment for reason other than Retirement, in which event distributions will be made in a lump sum within 90 days following the Participant’s termination of employment; (b) the Participant dies, in which event distributions will commence in the manner specified in Section 5.4.4; or (c) there occurs a Change in Control and the Participant requested distribution to commence upon the Change in Control (as described in Section 5.1.1), in which event distribution will be made in a lump sum within 90 days following the

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Change in Control; (d) the Participant’s Retirement occurs (other than by reason of death), in which event distribution will be made in a lump sum within 90 days following the date of Retirement; or (e) the Plan terminates, in which event distributions will be made in the manner specified in Section 8.2. Provided, however, that a Participant who transfers employment between or among the Company, an Affiliate, the parent company of the Company or an Affiliate, or any entity affiliated with any of the foregoing as determined under Section 1.1.30 shall not be considered to have terminated employment for purposes of this Section.
5.2.2.    Retirement Account. Distribution of a Retirement Account will commence in January of the Plan Year following Retirement (other than by reason of death) unless any of the following occurs before the Participant’s Retirement (other than by reason of death): (a) the Participant terminates employment for reasons other than Retirement, in which event distribution will be made in a lump sum within 90 days following the Participant’s termination of employment (including Early Retirement); (b) the Participant dies, in which event distribution will commence in the manner specified in Section 5.4.4; or (c) there occurs a Change in Control and the Participant requested distribution to commence upon the Change in Control (as described in Section 5.1.1), in which event distribution will be made in a lump sum within 90 days following the Change in Control; or (d) the Plan terminates, in which event distributions will be made in the manner specified in Section 8.2. Provided, however, that a Participant who transfers employment between or among the Company, an Affiliate, the parent company of the Company or an Affiliate, or any entity affiliated with any of the foregoing as determined under Section

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1.1.30 shall not be considered to have terminated employment for purposes of this Section.
5.2.3.    Company Account. Distribution of a Company Account will be made only if the Participant remains employed with the Company or an Affiliate until Early Retirement, Retirement, Sale, or a Change in Control. In such event, distribution will commence in accordance with the following: (a) if the Participant reaches Early Retirement or Retirement (other than by reason of Disability or death), the first month of Plan Year following the later of the Participant’s 58th birthday or termination of employment; (b) in the event of Disability or Sale, within 90 days following the Disability or Sale, as the case may be; (c) if the Participant dies, in the manner specified in Section 5.4.4; or (d) if there occurs a Change in Control and the Participant requested to commence distribution upon the Change in Control (as described in Section 5.1.1), in a lump sum within 90 days following the Change in Control; or (e) the Plan terminates, in which event distributions will be made in the manner specified in Section 8.2. Provided, however, that a Participant who transfers employment between or among the Company, an Affiliate, the parent company of the Company or an Affiliate, or any entity affiliated with any of the foregoing as determined under Section 1.1.30 shall not be considered to have terminated employment for purposes of this Section. Any portion not payable as of the Participant’s termination of employment shall be forfeited.
5.2.4.    Special Rule in Event of Sale. If a Participant remains employed with the Company or an Affiliate until the Sale of the Participant’s Employer and if after the Sale, the Participant is no longer employed by the Company, an Affiliate, or the parent company of the Company or an Affiliate, or any entity affiliated with any of the

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foregoing as determined under Section 1.1.30, the Sale shall be a distribution event with respect to a Participant’s Scheduled Withdrawal Accounts and Retirement Account, including that portion of such Accounts with respect to which distribution has commenced in installments on or before the Sale, but only with respect to amounts deferred under the Plan on or after January 1, 2011. Such distribution shall be made in a lump sum within 90 days following the Sale. The Plan shall separately account for amounts deferred on or before December 31, 2010 and on or after January 1, 2011, under a Participant’s Scheduled Withdrawal Accounts and Retirement Account.
Section 5.3.    Form of Benefit Payment. At the time that a Retirement Account or Company Account is first opened under the Plan for a Participant, the Participant shall select the period over which payments from both Accounts will be made, and an election made with respect to one Account shall apply with respect to the other Account even if the other Account has not yet been opened. Provided, however, that if the Company Account is the first Account of the two to be opened, an election with respect to that Company Account must be made either before the Company Account is opened or, if made after the Account has been opened, only if the Participant will not be vested in the Account for at least 12 months from the date of the election and only if the election is made within 30 days of the date that the Account is opened. If made after the Account is opened, the election made will not be effective until 12 months after the date of the election. The Participant may elect to receive payment in the form of a lump sum or in monthly installments over 10, 15 or 20 years, or in a combination of lump sum and installments except that a distribution upon a Change in Control or Sale or upon termination of employment (including Early Retirement, but not including Retirement) will be distributed in the form of a lump sum only. If no valid election is made, the Participant shall be deemed to have

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made an election to receive payments from the Retirement Account and Company Account in a lump sum. A Participant's Account will continue to be credited during the payment period with earnings and losses as set forth in Section 4.6, except that earnings and losses shall not be credited after termination of employment other than Early Retirement (with respect to the Company Account only), Retirement, Sale or Change in Control.
Section 5.4.    Death Benefits.
5.4.1.    Beneficiary Designation. At the time a Participant begins participation in the Plan, the Participant may designate primary and contingent Beneficiaries for death benefits payable under the Plan. Such Beneficiaries may be individuals or trusts for the benefit of individuals. If the Participant is married at the time of the Participant’s death, the designation of a primary Beneficiary other than the Participant’s spouse as sole primary Beneficiary shall be valid only if the Participant’s spouse has consented in writing to the naming of such primary Beneficiary and only if the spouse’s consent has been notarized. A Beneficiary designation by a Participant shall be in writing on a form acceptable to the Committee and shall only be effective upon delivery to the Committee. A Beneficiary designation may be revoked by a Participant at any time by delivering to the Company a new Beneficiary designation form. The Beneficiary designation form last delivered to the Committee before the death of a Participant, if valid, shall control.
5.4.2.    Failure to Designate. If there is no valid Beneficiary designation on file with the Company, or if all Beneficiaries designated by a Participant have predeceased the Participant, the benefits payable under the Plan by reason of the death of the Participant shall be paid to the Participant's spouse, if living; if the Participant does not leave a surviving spouse, to the Participant's issue by right of representation; or, if there

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are no such issue then living, to the Participant's estate. If there are benefits remaining unpaid at the death of a sole Beneficiary (who died after the Participant) under the Plan and if no successor Beneficiary has been designated, the remaining balance of the benefits under the Plan shall be paid to the deceased Beneficiary's estate, unless the Beneficiary designation form provides to the contrary. If there are benefits remaining unpaid at the death of a Beneficiary (who died after the Participant) who is one of multiple concurrent Beneficiaries, such remaining benefits shall be paid proportionally to the surviving Beneficiaries, unless the Beneficiary designation form provides to the contrary.
5.4.3.    Death After Benefit Commencement. If a Participant dies after benefits have commenced pursuant to Section 5.2, the Participant's Account balance(s), if any, shall be paid to the Participant's Beneficiary in the same manner that benefits would have been paid to the Participant had the Participant survived.
5.4.4.    Death Before Benefit Commencement. If the Participant dies before distribution has commenced to the Participant, distribution to the Beneficiary shall be in the form of a lump sum. Distribution shall be made as soon as administratively practicable following the Participant's death, but in no event later than 90 days following the date of death.
5.4.5.    Marital Deduction. If any benefits are payable under the Plan to the surviving spouse of a deceased Participant, the estate of the Participant's spouse shall be entitled to all remaining benefits, if any, at the spouse’s death, unless specifically directed to the contrary by an effective Beneficiary designation.

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Section 5.5.    Change in Elections. A Participant may change a distribution election only in conformance with the provisions of Section 409A of the Code. Specifically, a change in distribution election must conform to the following: (a) The change cannot be effective for 12 months after the election is made, or such later date as the Participant specifies in the election; (b) The change in election must be made at least 12 months before the date that the distribution was otherwise to commence; and (c) The commencement date of the distribution must be delayed for at least five years. For purposes of this provision, an installment payment shall be deemed to be a single payment so that a change in a payment election relating to installment payments shall apply to all installments. A change in election cannot be made after benefit payments have begun to the Participant or Beneficiary and cannot be made after the Participant or Beneficiary is in constructive receipt of the benefit payments to be changed.
Section 5.6.    Confidentiality. By accepting benefits under this Plan, a Participant recognizes that the Participant’s knowledge of the Employer’s Confidential Information is of great value to the Employer. Therefore, each Participant shall be bound by the following provisions:
        Section 5.6.1.    Duty of Confidentiality. The Participant shall not, during the Participant’s employment, or at any time thereafter, use, divulge or disclose to any person, firm, corporation or other entity, any Confidential Information, except in the performance of the Participant’s duties for the Employer.
Section 5.6.2.    Injunctive Relief. Recognizing that damages at law would be difficult to ascertain, a Participant consents to the granting of equitable relief by way of restraining order or injunction in any court of competent jurisdiction to prevent the breach or threatened breach of the covenants contained in this Section 5.6.

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Section 5.6.3.    Forfeiture of Account for Breach of Confidentiality Covenant. In addition to injunctive relief, if the Participant breaches or threatens to breach the covenants contained in this Section 5.6, the Participant shall forfeit 100% of the Company Account under this Plan.
Section 5.6.4.    Costs of Suit. The Participant shall pay all costs of any suit brought to enforce the provisions of this Section 5.6, including, but not limited to, reasonable attorneys’ fees.
Section 5.7.    Competition. By accepting benefits under this Plan, a Participant recognizes that the Participant’s knowledge of the business, customers, suppliers and employees of the Participant’s Employer is of great value to the Employer. The Participant understands that the Company and the Employer are willing to make the full benefit of the Plan available to a Participant only if the Participant does not reduce that value to the Company and the Employer through Competition as defined in Sections 5.7.1 and 5.7.2. The Company and the Participants understand that the provisions of this Section 5.7 do not prevent the Participant from taking any of the actions set forth below. The consequence of the Participant’s engaging in Competition as set forth below is the forfeiture of the Accounts as set forth in Section 5.7.3.
5.7.1.     Employment by Competition. A Participant shall be considered to be in Competition for purposes of this Plan if during the Participant’s employment or during any of the three year period beginning on the date that the Participant leaves the employ of the Employer, the Participant enters the employ or is engaged as an officer or director of any person, firm, corporation or other entity, or engages, directly or indirectly, as a proprietor, partner, shareholder, member, agent, officer, director, independent contractor, financier, or co-investor in a business competitive with that of the Employer, as such

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business is now or may hereafter be conducted in the United States, other than as the owner of less than 5% of the securities of a publicly-traded corporation.
5.7.2.    Solicitation of Customers, Suppliers or Employees. A Participant shall be considered to be in Competition for purposes of this Plan if during the Participant’s employment or during any of the three year period beginning on the date the Participant leaves the employ of the Employer, the Participant solicits for business, directly or indirectly, otherwise than on behalf of the Employer, any person, firm, corporation or other entity which is or was a customer or supplier of the Employer at any time during the Participant’s employment or which the Employer is or was actively soliciting as a customer or supplier during said time, or if the Participant solicits for business or for employment, directly or indirectly, any person who is or was an employee of the Employer at the time or during the six month period preceding the date the Participant leaves the employ of the Employer.
Section 5.7.3.    Forfeiture of Account for Breach of Competition Covenants. The Company’s remedy for any Competition by the Participant under Section 5.7.1 or 5.7.2 is the forfeiture of 100% of the Company Account under this Plan. Neither the Company nor the Employer can obtain injunctive relief for Competition by the Participant under this Section 5.7.
Section 5.7.4.    Costs of Suit. The Participant shall pay all costs of any suit brought to enforce the provisions of this Section 5.7, including, but not limited to, reasonable attorneys’ fees.

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Section 5.8.    Forfeiture for Cause. Anything in this Plan to the contrary notwithstanding, the Participant shall forfeit 100% of the unpaid portion of the Company Account if the Participant is or could have been terminated from employment for Cause.
Section 5.9.    Minimum Amount and Frequency of Payments. If the value of all Accounts at the date of initial distribution is less than $50,000, then, notwithstanding any other provision of the Plan to the contrary, the Committee shall pay the Accounts in a lump sum.
Section 5.10.    Acceleration of Distributions. If the Internal Revenue Service determines that the Plan violates Section 409A of the Code and has made a final assessment of an income tax deficiency with respect to such determination or if a final judicial determination has been entered that the Plan violates Section 409A of the Code with respect to a Participant or Beneficiary, the Committee shall distribute to such Participant or Beneficiary an amount equal to the taxable income recognized.
Section 5.11.    Unforeseeable Emergencies. Upon the application of any Participant, the Committee may permit such Participant to withdraw some or all of the amount in one or more of the Participant’s Deferral Accounts. A Participant must provide the Committee with a written petition of the intent to withdraw from the Participant’s Deferral Accounts at least 60 days (or such shorter time as permitted by the Committee in its discretion) before the date of withdrawal. No withdrawal shall be made under the provisions of this Section except for the purpose of enabling a Participant to meet immediate needs created by a severe financial hardship to the Participant or resulting from an illness or accident of the Participant or of the spouse or dependent (as determined under Section 152 of the Code, without regard to Section 152(b)(1), (b)(2) and (d)(3)(B)) or Beneficiary of the Participant, loss of the property of the Participant due to casualty, the Disability of the Participant, or other similar extraordinary and unforeseeable

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circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute a severe financial hardship will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved: (a) through reimbursement or compensation through insurance or otherwise; (b) by liquidation of the Participant’s assets, to the extent such liquidation would not itself cause a severe financial hardship; or (c) by termination of deferrals under the Plan, which termination shall be required. If a withdrawal is permitted, the amount of the withdrawal, which may include amounts reasonably anticipated as needed to pay applicable federal, state or local taxes and penalties, shall be distributed to the Participant in a lump sum as soon as is administratively practicable following the requested withdrawal date. If the deferral election of the Participant is terminated under this Section the Participant may not enter into a new deferral election until a Plan Year that begins at least 12 months following the date of the withdrawal and then only at a time consistent with Section 4.1. and Section 409A of the Code.
Section 5.12.    Deferral Election Termination. Notwithstanding any provision of this Plan to the contrary, a Participant’s deferral election shall be terminated if the Participant receives a hardship withdrawal distribution from a plan described in Section 401(k) of the Code in which the Participant participates, but only if the terms of such 401(k) plan require that the deferral election under this Plan be terminated. The Participant may not enter into a new deferral election until at least six months following the effective date of the termination of the deferral election and then only at a time consistent with Section 4.1 and Section 409A of the Code.
Section 5.13.    Limitation on Payment. Notwithstanding any provision in the Plan to the contrary, the payment of a benefit payable under the Plan to a Participant or Beneficiary may be deferred or limited in order to comply with applicable securities laws, tax laws, judicial

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determinations or orders, bank covenants, or any other applicable law as permitted under Section 409A of the Code.
Section 5.14.    Delay of Distribution. Notwithstanding any other provision of the Plan to the contrary, distribution on separation from service, as defined under Code Section 409A, shall be delayed until the first day of the month following the six month anniversary of the Participant’s separation from service, or if earlier, the death of the Participant, but only with respect to a specified employee, as defined in Code Section 409A. If such distribution is delayed, then the first payment under the Plan shall include all amounts that were otherwise scheduled to be paid but for the required delay. Earnings shall be credited on such amounts as calculated under Section 4.6.
Section 5.15.    Distributions on Plan Termination. Notwithstanding anything in Article 5 to the contrary, if the Plan is terminated, distributions shall be made in accordance with Section 8.2.
Section 5.16.    Claims Procedure.
5.16.1.    Initial Claim for Benefits. The following shall apply with respect to claims of Participants for benefits under the Plan, other than claims governed by Section 5.16.3 below. The Committee shall give notice to a Participant within 90 days of the Participant's written application for benefits of the Participant’s eligibility or noneligibility for benefits under the Plan. If the Committee determines that a Participant is not eligible for benefits or full benefits, the notice shall set forth (a) the specific reasons for such denial, (b) a specific reference to the provision of the Plan on which the denial is based, (c) a description of any additional information or material necessary for the claimant to perfect the claim, and a description of why it is needed, and (d) an

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explanation of the Plan's claims review procedure and other appropriate information as to the steps to be taken if the Participant wishes to have the claim reviewed. If the Committee determines that there are special circumstances requiring additional time to make a decision, the Committee shall give notice to the Participant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional 90-day period.
5.16.2.    Appeal of Claim Denial. If a Participant is determined by the Committee under Section 5.16.1 above to be not eligible for benefits, or if the Participant believes that the Participant is entitled to greater or different benefits, the Participant shall have the opportunity to have the claim reviewed by filing a petition for review within 60 days after the Participant has been given the notice issued by the Committee. If there is no Trust in place with respect to the Participant’s benefit, or if there is a Trust, but the Trustee has not agreed to determine appeals from denials of claims for benefits under the Plan, then the petition shall be filed with the Committee. If there is a Trust in place with respect to the Participant’s benefit and if the Trustee has agreed to determine appeals from denials of claims for benefits under the Plan, then the petition shall be filed with the Trustee of the Trust. A petition shall state the specific reasons the Participant believes that the Participant is entitled to benefits or greater or different benefits. Within 60 days after the petition has been filed, the Committee or the Trustee, as the case may be, shall afford the Participant an opportunity to present the Participant’s position to the Committee or the Trustee, as the case may be, in writing, and the Participant shall have the right to review pertinent documents. The Committee or the Trustee, as the case may be, shall give notice to the Participant of its decision in writing within said 60-day period, stating specifically

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the basis of the decision written in a manner calculated to be understood by the Participant and the specific provisions of the Plan on which the decision is based. If because of special circumstances, the 60-day period is not sufficient, the decision may be deferred for up to another 60-day period at the election of the Committee or the Trustee, as the case may be, but notice of this deferral shall be given to the Participant.
5.16.3. Disability Claim for Benefits. If a Participant makes a claim for benefits under the Plan that is contingent on the Committee’s determining that the Participant is Disabled, the Committee will give notice to the Participant within 45 days of the Participant's written application for benefits of the Participant’s eligibility or non-eligibility for benefits under the Plan. If special circumstances require an extension, the Committee will notify the Participant within the 45-day processing period that additional time is needed. The notice will specify the circumstances requiring the extension and the date a decision can be expected. The extension notice will also: (a) explain the standards for approving a disability claim; (b) state the unresolved issue(s) that prevent the Committee from reaching a decision; and (c) describe any additional information needed to resolve the issue(s). If the Committee requests the Participant to provide additional information so it can process the claim, the Participant will be given at least 45 days in which to provide the information. Otherwise, the initial extension cannot exceed 30 days. If circumstances require further extension, the Committee will notify the Participant before the end of the initial 30-day extension. The notice will specify the circumstances requiring the further extension and the date a decision can be expected. In no event will a decision be postponed beyond an additional 30 days after the end of the first 30-day extension. If the disability claim is denied based on an internal rule, guideline, protocol,

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or other similar provision, in addition to the notice provisions described in this section, the Committee’s notice will provide that a copy of such rule, guideline, protocol or other similar provision is available upon request and free of charge. The notice will also identify any medical or vocational experts consulted on the claim. The Participant may obtain reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits and may request, in writing, a list of medical or vocational experts consulted.
5.16.4. Review of a Denied Disability Claim. A Participant may request a review of the Committee’s decision regarding a disability claim within 180 days after receipt of the denial of the disability claim. This request must be in writing and addressed to the Plan Administrator. The Participant may, but is not required to, submit written comments, documents, records and other information relating to the claim for benefits. The review will take into account any such comments, documents, records and other information submitted by the Participant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The review will be conducted by a Plan fiduciary different from the fiduciary who originally denied the claim. This fiduciary cannot be a subordinate of the fiduciary who originally denied the claim. If the original denial of the claim was based on a medical judgment, the reviewing fiduciary will consult with an appropriate health care professional who was not consulted on the original claim and who is not subordinate to someone who was. The Participant will receive notice of the reviewing fiduciary's final decision regarding the disability claim within 45 days of the request for review.

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5.16.5.    Deadline to File Claim. To be considered timely under the Plan’s Claims Procedures, a claim must be filed under Section 5.16.1 or 5.16.3 within one year after the claimant knew or reasonably should have known of the principal facts upon which the claim is based. Knowledge of all facts that the Participant knew or reasonably should have known shall be imputed to the claimant for the purpose of applying this deadline.
5.16.6.    Exhaustion of Administrative Remedies. The exhaustion of the Plan’s claims procedures is mandatory for resolving every claim and dispute arising under this Plan. As to such claims and disputes: (a) No claimant shall be permitted to commence any legal action to recover Plan benefits or to enforce or clarify rights under the Plan under Section 502 or Section 510 of ERISA or under any other provision of law, whether or not statutory, until the claims procedures have been exhausted in their entirety; and (b) In any such legal action all explicit and all implicit determinations by the Committee, Trustee or Plan Administrator, as the case may be, (including, but not limited to, determinations as to whether the claim, or a request for a review of a denied claim, was timely filed) shall be afforded the maximum deference permitted by law.
5.16.7.    Deadline to File Legal Action. No legal action to recover Plan benefits or to enforce or clarify rights under the Plan under Section 502 or Section 510 of ERISA or under any other provision of law, whether or not statutory, may be brought by any claimant on any matter pertaining to this Plan unless the legal action is commenced in the proper forum before the earlier of: (a) 30 months after the claimant knew or reasonably should have known of the principal facts on which the claim is based, or (b) six months after the claimant has exhausted the claims procedure under this Plan. Knowledge of all facts that the Participant knew or reasonably should have known shall be imputed to

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every claimant who is or claims to be a beneficiary of the Participant or otherwise claims to derive an entitlement by reference to the Participant for the purpose of applying the previously specified periods.
5.16.8.    Committee Discretion; Court Review. The Committee and all persons determining or reviewing claims have full discretion to determine benefit claims under the Plan. Any interpretation, determination or other action of such persons shall be subject to review only if it is arbitrary or capricious or otherwise an abuse of discretion. Any review of a final decision or action of the persons reviewing a claim shall be based only on such evidence presented to or considered by such persons at the time they made the decision that is the subject of review.
5.16.9.    Delegation of Authority. Subject to the limitations in Article 7, all decisions on claims and on requests for a review of denied claims shall be made by the Committee unless delegated as provided for in the Plan, in which case references in this Section 5.16 to the Committee shall be treated as references to the Committee’s delegate. The Committee has delegated such power to Otter Tail Corporation’s Vice President of Human Resources, or, if no Vice President of Human Resources exists, the highest ranking member of the human resources department (the “Head of Human Resources”), whatever the title of such officer may be.
ARTICLE 6.    FUNDING.
Section 6.1.    Source of Benefits. All benefits under the Plan shall be paid when due by the Company out of its assets or from the Trust.
Section 6.2.    No Claim on Specific Assets. No Participant shall be deemed to have, by virtue of being a Participant in the Plan, any claim on any specific assets of the Company such

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that the Participant would be subject to income taxation on the Participant’s benefits under the Plan before distribution. The rights of Participants and Beneficiaries to benefits to which they are otherwise entitled under the Plan shall be those of an unsecured general creditor of the Company.
ARTICLE 7.    ADMINISTRATION AND FINANCES.
Section 7.1.    Administration. The Compensation and Human Capital Management Committee of the Board of Directors of Otter Tail Corporation has delegated administrative responsibilities with respect to the Plan to the Committee, subject to all limitations in the Committee’s charter, applicable law and exchange listing requirements. The Company shall bear all administrative costs of the Plan other than those specifically charged to a Participant or Beneficiary. The organization and operation of the Committee shall be determined in accordance with the Committee’s charter, as amended from time to time.
Section 7.2.    Powers of Committee. Subject to all limitations in the Committee’s charter, applicable law and exchange listing requirements, the Committee shall have all powers necessary to administer the Plan, including, without limitation, power exercisable in its sole discretion (a) to interpret the provisions of the Plan; (b) to determine the rights of employees, Participants and Beneficiaries to benefits under the Plan; (c) to establish and revise the method of accounting for the Plan; (d) to maintain the Accounts; (e) to determine the Crediting Rate for the Accounts; (f) to establish rules for the administration of the Plan; and (g) to prescribe any forms required to administer the Plan.
Section 7.3.    Actions of the Committee. Subject to all limitations in the Committee’s charter, applicable law and exchange listing requirements, the Committee (including any person or entity to whom the Committee has delegated duties, responsibilities or authority, to the extent of such delegation) has total and complete discretionary authority to determine conclusively for

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all parties all questions arising in the administration of the Plan, to interpret and construe the terms of the Plan, and to determine all questions of eligibility and status of employees, Participants and Beneficiaries under the Plan and their respective interests. Subject to the claims procedures of Section 5.16, all determinations, interpretations, rules and decisions of the Committee (including those made or established by any person or entity to whom the Committee has delegated duties, responsibilities or authority, if made or established pursuant to such delegation) are conclusive and binding upon all persons having or claiming to have any interest or right under the Plan.
Section 7.4.    Delegation. The Committee, or the Head of Human Resources, shall have the power to delegate specific duties and responsibilities to officers or other employees of the Company or other individuals or entities. Any delegation may be rescinded by the Committee at any time. Each person or entity to whom a duty or responsibility has been delegated shall be responsible for the exercise of such duty or responsibility and shall not be responsible for any act or failure to act of any other person or entity. All delegations made under the Otter Tail Corporation Nonqualified Retirement Plan effective January 1, 2003 shall also apply under this Plan.
Section 7.5.    Reports and Records. The Committee, and those to whom the Committee has delegated duties under the Plan, shall keep records of all their proceedings and actions and shall maintain books of account, records, and other data as shall be necessary for the proper administration of the Plan and for compliance with applicable law.
ARTICLE 8.    AMENDMENTS AND TERMINATION.
Section 8.1.    Amendments. The Company, by action of the Board (or the Compensation and Human Capital Management Committee of the Board) or, subject to the limitations in the

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Committee’s charter, the Committee or the Head of Human Resources, may amend the Plan, in whole or in part, at any time and from time to time. Provided, however, that for a period of 24 months following a Change in Control, no amendment shall be effective without the approval of a majority of the Participants in the Plan (so long as there is more than one Participant). Any amendment shall be filed with the Plan documents. No amendment, however, may be effective to eliminate or reduce any Account balance, determined as of the date of such amendment, of any Participant or of any Beneficiary then eligible for benefits, without such Participant's or Beneficiary's consent.
Section 8.2.    Termination.
8.2.1.    Termination of Plan. The Company reserves the right to terminate the Plan at any time by action of the Board or the Compensation and Human Capital Management Committee of the Board. Provided, however, that for a period of 24 months following a Change in Control, no termination shall be effective without the approval of a majority of the Participants in the Plan (so long as there is more than one Participant). Upon termination of the Plan, all deferrals and Company Contributions will cease and no future deferrals or Company Contributions will be made. Termination of the Plan shall not operate to eliminate or reduce any Account balance, determined as of the date of such termination, of any Participant or of any Beneficiary then eligible for benefits, without such Participant's or Beneficiary's consent. If the Company desires to distribute benefits on termination of the Plan, the Company must also meet the following requirements: (a) The distribution must not occur proximate to a downturn in the financial health of the Company; (b) The Company must terminate all arrangements of a type similar to the Plan; (c) No distributions may be made as a result of the termination within 12 months of the termination of all the arrangements; (d) All distributions must be made in a lump sum within 24

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months of the termination of the Plan; and (e) The Company may not adopt a new arrangement of the same type covering any of the Participants at any time within three years following the date of termination of the Plan. Provided, however, that if the termination occurs within 12 months following a Change in Control, then in lieu of the requirements of the foregoing sentence, the Company must terminate the arrangement for all Participants affected by the Change in Control and distribution must be made in a lump sum as soon as administratively practicable (but in no event longer than 90 days) following the termination and in no event later than 12 months following the Change in Control. Accounts shall be credited with earnings during the payment period in accordance with Section 4.6 and 5.3. Each Participant who has not terminated employment shall become entitled to 100% of the amount in all the Participant’s Accounts on Plan termination. These termination provisions shall be interpreted in a manner consistent with Section 409A of the Code.
8.2.2.    Termination of Portion of Plan after a Sale. The Company reserves the right to terminate that portion of the Plan applicable to Participants employed by an Employer that is the subject of a Sale to an entity that is not the Company or an Affiliate so long as the Sale is considered a change in control under Section 409A of the Code with respect to the Participants whose Accounts shall be paid in connection with the termination. The Company may terminate and liquidate that portion of the Plan pursuant to irrevocable action taken within 30 days preceding or 12 months following the Sale. Provided, however, that all agreements, methods, programs and other arrangements sponsored by the Company and its Affiliates immediately after the Sale with respect to which deferrals of compensation are treated as having been deferred under a single plan under Section 409A of the Code are terminated and liquidated with respect to each

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Participant that experienced the Sale so that all such Participants receive all amounts of compensation under the Plan and all such agreements, methods, programs and other arrangements. Such payment shall be made within 12 months of the date the Company irrevocably takes all necessary action to terminate and liquidate such portion of the Plan and all other arrangements. The Company may take this action only if the Company remains primarily liable after the Sale for the payment of the deferred compensation under the Plan. Accounts under this Plan to be liquidated shall be credited with earnings during the period between the action taken to terminate the portion of the Plan and the distribution in accordance with Sections 4.6 and 5.3. This termination provision shall be interpreted in a manner consistent with Section 409A of the Code and shall be effective on the date the restated Plan is adopted by the Company.
ARTICLE 9.    MISCELLANEOUS.
Section 9.1.    No Guarantee of Employment. Neither the adoption and maintenance of the Plan nor the execution by the Company of a deferral or Account election with any Participant shall be deemed to be a contract of employment between the Company or any Affiliate and any Participant. Nothing contained herein shall give any Participant the right to be retained in the employ of the Company or any Affiliate or to interfere with the right of the Company or any Affiliate to discharge any Participant at any time, nor shall it give the Company or any Affiliate the right to require any Participant to remain in its employ or to interfere with the Participant's right to terminate the Participant’s employment at any time.
Section 9.2.    Release. Any payment of benefits to or for the benefit of a Participant or a Participant's Beneficiaries that is made in good faith by the Company in accordance with the

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Company's interpretation of its obligations hereunder shall be in full satisfaction of all claims against the Company or an Affiliate for benefits under this Plan to the extent of such payment.
Section 9.3.    Notices. Any notice or communication permitted or required under the Plan shall be in writing and shall be delivered personally, or sent by registered or certified mail, return receipt requested, postage prepaid, or sent by nationally recognized overnight carrier, postage prepaid, or sent by facsimile transmission to the principal office of the Company, if to the Company, or to the address last shown on the records of the Company or an Affiliate, if to a Participant or Beneficiary. Such notice or communication shall be deemed given (a) when delivered if personally delivered; (b) five mailing days after having been placed in the mail, if delivered by registered or certified mail; (c) the business day after having been placed with a nationally recognized overnight carrier, if delivered by nationally recognized overnight carrier, and (d) the business day after transmittal when transmitted with electronic confirmation of receipt, if transmitted by facsimile. Any party may change the address or facsimile number to which notices or communications are to be sent to it by giving notice of such change in the manner herein provided for giving notice.
Section 9.4.    Nonalienation. No benefit payable at any time under this Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, levy, attachment, or encumbrance of any kind by any Participant or Beneficiary.
Section 9.5.    Tax Liability. The Company may withhold or direct the trustee of the Trust to withhold from any payment of benefits (or from any other amounts to be paid to the Participant or Beneficiaries) such amounts as the Company determines are reasonably necessary to pay any taxes (and interest thereon) required to be withheld or for which the trustee of the Trust may become liable under applicable law. The Company may also forward or direct the

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trustee of the Trust to forward to the appropriate taxing authority any amounts required to be paid by the Company or the Trust under the preceding sentence.
Section 9.6.    Parachute and Other Payments. No gross up or other recalculations of amounts owed under this Plan shall be made to avoid excess parachute payments under Section 280G of the Code or excise tax liability under Section 4999 of the Code or liability under Section 409A of the Code.
Section 9.7.    Indemnification. The Company shall indemnify and defend to the fullest extent permitted by law any director, employee, or former employee serving or formerly service as a member of the Committee administering the Plan against all liabilities, damages, costs and expenses (including attorneys' fees and amounts paid in settlement of any claims approved by the Company) occasioned by any act or omission to act in connection with the Plan, if such act or omission is in good faith.
Section 9.8.    Captions. Article and section headings and captions are provided for purposes of reference and convenience only and shall not be relied upon to construe, define, modify, limit, or extend the scope of any provision of the Plan.
Section 9.9.    Applicable Law. The Plan and all rights hereunder shall be governed by and construed according to the laws of the State of Minnesota, except to the extent such laws are preempted by the laws of the United States of America. The Plan shall be interpreted in a manner consistent with all applicable laws, including the Americans with Disabilities Act and Section 409A of the Code. The restatement of the Plan shall be interpreted in a manner that does not change the time or form of distribution of any deferrals made to the Plan before the effective date of the restatement.

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IN WITNESS WHEREOF, Otter Tail Corporation has caused this Plan to be executed and has confirmed the joinder of the Affiliates listed on the attached Appendix A by its duly authorized officers this ____ day of December, 2020.
OTTER TAIL CORPORATION
By _________________________________
Its _______________________________

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APPENDIX A
AFFILIATES
The following entities are Affiliates under the Plan as of the date of adoption of the restated Plan:

BTD Manufacturing, Inc.
Northern Pipe Products, Inc.
Otter Tail Power Company
T.O. Plastics, Inc.
Vinyltech Corporation

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